Exhibit 25

Power of Attorney Concerning Form 10-K Fiscal December 31, 2003

Each person whose signature appears below constitutes and appoints CURTIS R. JACKELS his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and any or all amendments to such Annual Report on other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Date
/s/ Curtis R. Jackels, Chief Executive Officer, President, Secretary and Director	March 19, 2004
/s/ John R. Helmen, Chairman	March 19, 2004
/s/ James R. Loomis, Director	March 19, 2004
/s/ Richard P. Kiphart, Director	March 19, 2004
/s/ Scott S. Meyers, Director	March 19, 2004
/s/ John McMillan, Director	March 19, 2004

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